Exhibit 99.2
Transphorm, Inc.
Condensed Consolidated Financial Statements for the Nine Months Ended September 30, 2019 and 2018 (unaudited)

Transphorm, Inc.
Condensed Consolidated Balance Sheets
(in thousands except share and per share data)

	(unaudited)
	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$2,911	$3,069
Accounts receivable, net, including related parties	325	280
Inventory	1,140	852
Prepaid expenses and other current assets	860	624
Total current assets	5,236	4,825
Property and equipment, net	1,859	2,132
Goodwill	1,333	1,306
Intangible assets, net	1,477	1,958
Other assets	329	278
Total assets	$10,234	$10,499

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$969	$1,351
Development loan	5,000	—
Revolving credit facility, including accrued interest	10,305	10,346
Deferred revenue	6,000	3,000
Unfunded commitment to joint venture	2,015	659
Accrued payroll and benefits	1,036	1,172
Total current liabilities	25,325	16,528
Development loan, net of current portion	8,000	—
Promissory note	16,065	15,852
Total liabilities	49,390	32,380
Commitments and contingencies (Note 8)
Convertible preferred stock (Notes 1 and 9):
Series 1, $0.001 par value; 12,438,704 shares authorized and 12,433,953 shares issued and outstanding as of September 30, 2019 and December 31, 2018	39,658	39,658
Series 2, $0.001 par value; 7,507,699 shares authorized and 7,499,996 shares issued and outstanding as of September 30, 2019 and December 31, 2018	30,000	30,000
Series 3, $0.001 par value; 4,000,000 shares authorized, issued and outstanding as of September 30, 2019 and December 31, 2018	16,000	16,000
Total convertible preferred stock	85,658	85,658
Stockholders’ deficit:
Common stock, $0.001 par value; 29,012,034 shares authorized and 4,219,606 shares issued and outstanding as of September 30, 2019 and December 31, 2018	4	4
Additional paid-in capital	22,264	21,829
Accumulated deficit	(146,349)	(128,632)
Accumulated other comprehensive loss	(733)	(740)
Total stockholders’ deficit	(124,814)	(107,539)
Total liabilities, convertible preferred stock and stockholders’ deficit	$10,234	$10,499
See accompanying Notes to Condensed Consolidated Financial Statements (unaudited)

Transphorm, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands except share and per share data)

	Nine Months Ended September 30,
	2019	2018
Revenue, net	$2,011	$915
Operating expenses:
Cost of goods sold	4,211	3,336
Research and development	6,245	6,928
Sales and marketing	2,098	2,739
General and administrative	4,015	4,129
Total operating expenses	16,569	17,132
Loss from operations	(14,558)	(16,217)
Interest expense	567	536
Loss in joint venture	3,004	1,185
Changes in fair value of promissory notes	101	821
Other income, net	(513)	(158)
Loss before tax expense	(17,717)	(18,601)
Tax expense	—	—
Net loss	$(17,717)	$(18,601)

Loss per share - basic and diluted	$(4.20)	$(4.41)
Weighted average common shares outstanding - basic and diluted	4,219,606	4,219,606
See accompanying Notes to Condensed Consolidated Financial Statements (unaudited)

Transphorm, Inc.
Condensed Consolidated Statements of Comprehensive Loss (unaudited)
(in thousands)

	Nine Months Ended September 30,
	2019	2018
Net loss	$(17,717)	$(18,601)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	7	(76)
Other comprehensive income (loss), net of tax	7	(76)
Comprehensive loss	$(17,710)	$(18,677)
See accompanying Notes to Condensed Consolidated Financial Statements (unaudited)

Transphorm, Inc.
Condensed Consolidated Statements of Changes in Stockholders’ Deficit (unaudited)
(in thousands except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	Stockholders’ Deficit
	Number of Shares	Amount
Balance at January 1, 2018	4,219,606	$4	$21,244	$(102,834)	$(742)	$(82,328)
Stock-based compensation	—	—	455	—	—	455
Other comprehensive loss	—	—	—	—	(76)	(76)
Net loss	—	—	—	(18,601)	—	(18,601)
Balance at September 30, 2018	4,219,606	$4	$21,699	$(121,435)	$(818)	(100,550)

Balance at January 1, 2019	4,219,606	$4	$21,829	$(128,632)	$(740)	$(107,539)
Stock-based compensation	—	—	435	—	—	435
Other comprehensive income	—	—	—	—	7	7
Net loss	—	—	—	(17,717)	—	(17,717)
Balance at September 30, 2019	4,219,606	$4	$22,264	$(146,349)	$(733)	$(124,814)
See accompanying Notes to Condensed Consolidated Financial Statements (unaudited)

Transphorm, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(17,717)	$(18,601)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Capitalized interest cost	455	210
Depreciation and amortization	920	1,057
Stock-based compensation	435	455
Changes in fair value of promissory notes	101	821
Loss on disposal of property and equipment	—	75
Loss in joint venture	3,004	1,185
Changes in operating assets and liabilities:
Accounts receivable	(45)	(294)
Inventory	(288)	(704)
Prepaid expenses and other current assets	(236)	547
Other assets	(51)	17
Accounts payable and accrued expenses	(766)	(909)
Deferred revenue	3,000	—
Accrued payroll and benefits	(136)	(169)
Net cash provided by (used in) operating activities	(11,324)	(16,310)
Cash flows from investing activities:
Purchases of property and equipment	(155)	(46)
Investment in joint venture	(1,696)	(1,548)
Net cash used in investing activities	(1,851)	(1,594)
Cash flows from financing activities:
Proceeds from issuance of Series 3 convertible preferred stock	—	16,000
Proceeds from issuance of revolving credit facility	—	7,000
Proceeds from issuance of development loans	13,000	—
Principal payments on debt	—	(13,000)
Net cash provided by financing activities	13,000	10,000
Effect of foreign exchange rate changes on cash and cash equivalent	17	(95)
Net decrease in cash and cash equivalents	(158)	(7,999)
Cash and cash equivalents at beginning of period	3,069	9,973
Cash and cash equivalents at end of period	$2,911	$1,974

Supplemental disclosures of cash flow information:
Cash paid for interest	$496	$328
See accompanying Notes to Condensed Consolidated Financial Statements (unaudited)

Transphorm, Inc.
Notes to Condensed Consolidated Financial Statements (unaudited)

Note 1 - Business and Basis of Presentation
        Transphorm, Inc. develops gallium nitride (“GaN”) semiconductor components used in power conversion. Transphorm was incorporated in the state of Delaware on February 22, 2007. Transphorm, Inc’s activities to date have been primarily performing research and development, establishing manufacturing infrastructure, market sampling, hiring personnel, and raising capital to support and expand these activities. Transphorm, Inc. is headquartered in Goleta, California. Transphorm Japan, Inc. was established in February 2014 to increase Transphorm, Inc’s production capacity and establish a direct presence in Asian markets. Transphorm, Inc., Transphorm Japan Inc. and Transphorm Aizu, Inc. are collectively referred to “Transphorm,” the “Company” or “our” in these notes.
        In management’s opinion, the accompanying unaudited consolidated financial statements of Transphorm reflect all adjustments of a normal and recurring nature that are necessary for a fair presentation of the results for the interim period ended September 30, 2019, but are not necessarily indicative of the results that will be reported for the entire year or any other interim period. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”) have been condensed or omitted. The aforementioned unaudited condensed consolidated financial statements are prepared in conformity with GAAP and in accordance with the instructions to Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The interim information should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Form 8-K filed on February 13, 2020. The balance sheet as of December 31, 2018 is derived from audited financial statements.
        The preparation of interim unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Material estimates subject to change include, among other items, the determination of allowance for loan and lease losses and allowance for off-balance sheet items, other-than-temporary impairment, securities valuations, the fair value of other assets and liabilities acquired in a business combination and income taxes. Actual results could differ from those estimates.
Stock Conversion
        On February 12, 2020, The Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). See Note 15 - Subsequent Events for more information. As a result of the Merger, the Company’s stock immediately prior to the closing of the Merger included herein was retroactively restated for the effect of the stock conversion as follows:
•Series 1 convertible preferred stock: 51,700,000 shares authorized and 51,680,254 shares issued and outstanding were converted into 12,438,704 shares authorized and 12,433,953 shares issued and outstanding, respectively;
•Series 2 convertible preferred stock: 38,800,000 shares authorized and 38,760,190 shares issued and outstanding were converted into 7,507,699 shares authorized and 7,499,996 shares issued and outstanding, respectively;
•Series 3 convertible preferred stock: 31,850,304 shares authorized, issued and outstanding were converted into 4,000,000 shares authorized, issued and outstanding; and

•Common stock: 350,000,000 shares authorized and 50,905,160 shares issued and outstanding were converted into 29,012,034 shares authorized and 4,219,606 shares issued and outstanding, respectively.
        The stock conversion did not change the par value of the Company’s stock. Stock price per share was adjusted in proportion to the decrease in shares to maintain equal value. In addition, stock options and stock warrants are reduced at 1 for 12.0639594 rate pursuant to the Merger Agreement and the reduced stock options and stock warrants were retroactively restated for the effect of the stock conversion.
Going Concern
        The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As included in the accompanying condensed consolidated financial statements, the Company has generated recurring losses from operations and has an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the issuance of these condensed consolidated financial statements.
        Management plans to raise additional working capital to fund operations through the issuance of stock to investors, license of intellectual property and/or issuance of notes payable. However, there is no assurance that the Company will be successful in raising additional capital.
        The ability of the Company to continue as a going concern is dependent on its ability to raise adequate capital to fund operating losses until it is able to generate liquidity from its business operations. To the extent sufficient financing is not available, the Company may not be able to, or may be delayed in, developing its offerings and meeting its obligations. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate financing alternatives in order to satisfy its working capital and other cash requirements. The accompanying condensed consolidated financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.
Recently Issued Accounting Standards Adopted
        In July 2017, the FASB issued ASU 2017-11, Earnings Per Shares (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815). ASU 2017-11 changes the classification analysis of certain equity-linked financial instruments, such as warrants and embedded conversion features, such that a down round feature is disregarded when assessing whether the instrument is indexed to an entity’s own stock under Subtopic 815-40. As a result, a down round feature — by itself — no longer requires an instrument to be remeasured at fair value through earnings each period, although all other aspects of the indexation guidance under Subtopic 815-40 continue to apply. ASU 2017-11 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company adopted this standard effective January 1, 2018. The adoption of ASU 2017-11did not have a material effect on the consolidated financial statement.
        Revenue - In May 2014, the Financial Accounting Standards Boards (“FASB”) issued Accounting Standards Update (“ASU”) 2014- 09, Revenue from Contracts with Customers (Topic 606). The ASU and all subsequently issued clarifying ASUs replaced most existing revenue recognition guidance in GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the new standard effective January 1, 2018, the first day of the Company’s fiscal year using the modified retrospective approach.
        Stock Compensation - In May 2017, the FASB issued ASU 2017-09, Compensation -Stock Compensation (Topic 718) (“ASU 2017-09”), which clarifies when changes to the terms or conditions of a share-based payment award must be accounted for as modifications. ASU 2017-09 is effective for the Company’s 2018 fiscal year, although early adoption is permitted. The Company adopted this standard effective January 1, 2018. The adoption of ASU 2017-09 did not have a material effect on the consolidated financial statement.

        Goodwill Impairment - In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), which eliminates step two from the goodwill impairment test. Under the amendments in ASU 2017-04, an entity should recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for the Company’s 2022 fiscal year on a prospective basis, and earlier adoption is permitted for goodwill impairment tests performed on testing dates after January 1, 2017. The Company this standards as of January 1, 2018. The adoption of ASU 2017-04 did not have a material effect on the consolidated financial statement.
        Stock Compensation - In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718) (“ASU 2016-09”), which simplified certain aspects of the accounting for share-based payment transactions, including income taxes, classification of awards and classification in the statement of cash flows. ASU 2016-09 will be effective for the Company beginning in fiscal year 2018. Early adoption is permitted. The Company adopted this standard as of January 1, 2018. The adoption of ASU 2016-09 did not have a material effect on the consolidated financial statements and prior periods were not restated.
        Descriptions of our significant accounting policies are included in Note 2 - Summary of Significant Accounting Policies in the notes to consolidated financial statements on Form 8-K. The Company is currently evaluating impacts of other recently issued accounting standards on the consolidated financial statements.

Note 2 - Nexperia Arrangement
Nexperia Transaction
        On April 4, 2018, the Company entered into a multi-element commercial arrangement with Nexperia to obtain financing in exchange for sale of equity instruments and performing certain technology and product development activities for Nexperia (collectively, the “Collaboration Arrangement”). Nexperia specializes in designing, manufacturing and selling a broad range of small discrete semiconductor devices that utilize components such as those manufactured by the Company. Financing under the Collaboration Arrangement is comprised of the following elements:
•$16 million Series 3 preferred stock issuance

•$9 million license fee for transfer of the Gen 3 manufacturing process

•$5 million development loan maturing March 31, 2020 intended to pre-fund the Gen 4 (Tranche A) technology development (the “Tranche A Loan”)

•$8 million development loan maturing March 31, 2021 intended to pre-fund the Gen 5 (Tranche B), 1200V (Tranche B1) technology development (the “Tranche B Loan”)

•$2 million development loan maturing March 31, 2021 intended to pre-fund the 1200V technology development (the “Tranche B-1 Loan”) (together with the Tranche A and Tranche B Loans, the “Development Loans”)

•$10 million revolving loan (the “Tranche C Loan”)
        The company has to use the funds to operate the business in a manner consistent with or reasonably related to those business activities as carried out on or prior to the Effective Date. In addition to the multiple elements outlined above, the Company and Nexperia entered into a Supply Agreement requiring that the Company be Nexperia’s primary supplier of specified components until June 30, 2020 on a best effort basis. By entering into this

Collaboration Arrangement, Nexperia will gain access to technology that allows for production of high power semiconductors for use in electric vehicles.
        Further, Nexperia will obtain an exclusive license and market access to automotive customers outside of Japan and a sole license (non-exclusive of the Company), as well as market access, to customers in other segments of the power market. Nexperia has a lien on certain US patents not relating to MOCVD or epiwafer technology, per the agreement.
        On March 31, 2019, the Company executed Amendment No. 1 to the Loan and Security Agreement (the “First Amendment to the LSA” or the “Amendment”). Under this First Amendment to the LSA the Tranche B Loan is bifurcated into the following two separate sub-tranches:
•$8 million development loan intended to pre-fund the Gen 5 (Tranche B), 1200V (Tranche B1) (Ron/2) technology development (the “Tranche B Loan”)

•$2 million development loan intended to pre-fund the 1200V technology development (the “Tranche B-1 Loan” and, together with the Tranche B Loan, the “Tranche B Loans”)

        All other terms set forth under the original agreement remain unchanged and in full effect. The Tranche A and Tranche B Loans represent pre-funding for Gen 4 (Tranche A), Gen 5 (Tranche B), 1200V (Tranche B1) and 1200V technology development for Nexperia. The specific development activities and associated performance milestones are contained within a Statement of Work (“SoW”) between the Company and Nexperia. The SoW may be modified from time to time based upon mutual business interests. This promise to perform the technology development is a good/service provided to a customer in exchange for consideration in the form of the technology development license fees that offset the Tranche A and Tranche B Loans outstanding. The Development Loans are within the scope of ASC 730-20, Research & Development Arrangements and are recognized as a liability equal to the cash proceeds received.
        On December 2018, the Company received $3 million, 1st of the three tranches in relation to the Gen 3 manufacturing process, and recorded it in deferred revenue as of December 31, 2018. On April 2019, the Company received additional $3 million, 2nd of the three tranches in relation to the Gen 3 manufacturing process, and recorded in deferred revenue as of September 30, 2019. The Company will recognize this revenue upon the completion and mutual sign off between Nexperia and the Company.
        On January 2019, the Company received $5 million development loan maturing March 31, 2020 intended to pre-fund the Gen 4 (Tranche A) technology development (the Tranche A Loan).

        On June and July 2019, the Company received $8 million development loan maturing March 31, 2021 intended to pre-fund the Gen 5 (Tranche B), 1200V (Tranche B1) (Ron/2) technology development (the Tranche B Loan)

        The Tranche C revolving loan of $10 million was received during the year ended December 31, 2018. See Note 6 - Debts for more information.

Note 3 - Fair Value Measurements
        FASB ASC 820, Fair Value Measurements and Disclosures, establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:
Level 1 - Unadjusted quoted prices in active markets for identical assets and liabilities.
Level 2 - Inputs (other than quoted prices included within Level 1) that are observable, unadjusted quoted prices  in markets that are not active, or other inputs that are observable or can be corroborated by observable market data of substantially the full term of the related assets or liabilities.
Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Inputs are unobservable for the asset or liability. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.
        The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The following table summarizes the Company’s liabilities measured at fair value as of September 30, 2019 and December 31, 2018, by level within the fair value hierarchy (in thousands):

	Level 1	Level 2	Level 3
September 30, 2019
Promissory note	$—	$—	$16,065

December 31, 2018
Promissory note	$—	$—	$15,852
        The following table includes the changes in fair value of the promissory notes which are Level 3 on the fair value hierarchy (in thousands):

2019
Fair value at January 1	$15,852
Interest expense accrued	112
Decrease in fair value	101
Fair value at September 30	$16,065

2018
Fair value at January 1	$27,756
Interest expense accrued	364
Principal and interest expense paid	(13,328)
Increase in fair value	1,060
Fair value at December 31	$15,852
        There were no changes to our valuation techniques used to measure assets and liability fair values during the nine months ended September 30, 2019. The valuation techniques for the items in the table above are as follows:
        Level 3 borrowing, which consist of promissory note, are measured and reported at fair value using a Monte Carlo simulation valuation model. The models can include assumptions related to the value of the notes that are based on the estimated timing and amounts of future rounds of financing, including the estimated timing of a change in control of the Company, and estimated market interest rates, which represent significant unobservable inputs. Assumptions used are 1) the Company is worth today what it can generate in future cash to the Company, 2) cash received today is more than an equal amount of cash received in the future; and 3) future cash flows can be reasonably estimated.

Note 4 - Concentration of Credit Risk and Significant Customers
        The Company manages its credit risk associated with exposure to distributors and direct customers on outstanding accounts receivable through the application of credit approvals and other monitoring procedures. Credit sales, which are mainly on credit terms of 30 to 60 days, are only made to customers who meet the Company's credit standards, while sales to new customers or customers with low credit ratings are usually made on an advance payment basis. The Company closely monitors the aging of accounts receivable from its distributors and direct customers, and regularly reviews their financial positions, where available. The Company has not experienced any significant bad debt write-offs of accounts receivable for the nine months ended September 30, 2019 and 2018.
        Significant customers are those that represent 10% or more of revenue or accounts receivable and are set forth in the following:

	Revenue For the Nine Months Ended September 30,		Accounts Receivable As of
	2019	2018	September 30, 2019	December 31, 2018
Customer A	51.1%	*	*	*
Customer B	14.6%	*	57.6%	19.3%
Customer C	*	57.2%	*	22.7
Customer D	*	11.8%	*	43.7%
Customer E	*	17.1%	*	*
* Less than 10% of total
        Customer A is US Government, and Customer B and D are related parties. See Note 13 - Related Party Transactions for more information.

Note 5 - Inventory
        Inventory consists of the following as of September 30, 2019 and 2018 (in thousands):

	As of
	September 30, 2019	December 31, 2018
Raw materials	$293	$258
Work in process	248	270
Finished goods	599	324
Total	$1,140	$852
        For the nine months ended September 30, 2019, no inventory write-off was recorded.

Note 6 - Debts
Revolving Credit Facility
        On April 4, 2018, the Company entered into the Loan and Security Agreement with Nexperia comprised of a $10 million revolving loan (the “Tranche C Loan”) maturing at the earlier of (i) the third anniversary of April 3, 2018, and (ii) the date a Change of Control (as defined in the Loan and Security Agreement) occurs. Interest payable by the Company will accrue on the outstanding principal amount of the loans during such period at a rate of 6% per annum. The credit facility is secured against certain of our US patents not relating to MOVCD or epiwafer technology.
        The Nexperia debt is recorded based on principal $10.0 million and accrued interest (6% interest per annum). The Company recorded interest expense of $455 thousand and paid interest expense of $496 thousand for the nine months ended September 30, 2019, resulting in a total balance of $10.3 million as of September 30, 2019.
Promissory Note
        The Company’s promissory note obligations at September 30, 2019 and December 31, 2018 consists of the following (in thousands):

			Stated Value at
	Interest Rate	Due Date	September 30, 2019	December 31, 2018
Yaskawa Note	1.0%	September 2022	$15,298	$15,186
        Pursuant to ASC 825-10-15-4, the Company elected to apply the fair value option for the Yaskawa promissory note. As of September 30, 2019 and December 31, 2018, the Company determined the fair value for each note, as compared to the face value, including accrued interest, as follows (in thousands):

	Fair Value at
	September 30, 2019	December 31, 2018
Yaskawa Note	$16,065	$15,852
        The changes in fair value of $101 thousand and $1.1 million were recorded in changes in fair value of promissory notes in the accompanying condensed consolidated statement of operations and comprehensive loss for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively.
        In connection with its promissory note obligation, the Company recorded interest expense of $112 thousand and $326 thousand for the nine months ended September 30, 2019 and 2018. In accordance with the terms of the promissory note, interest is added to the principal balance and is reflected in the carrying value on the condensed consolidated balance sheet. As of September 30, 2019, accrued interest on the promissory note was $298 thousand.
        As of September 30, 2019, the scheduled maturity on the revolving credit facility and promissory note, and development loans (Note 2 - Nexperia Arrangement) was as follows (in thousands):

Year Ending December 31,	Amount
2019	$10,305
2020	5,000
2021	8,000
2022	15,748
Total	$39,053

Note 7 - Investment in Aizu Fujitsu Semiconductor Wafer Solution Limited (“AFSW”)
        The Company has 49% interest in AFSW and a joint venture agreement with the 51% owner. AFSW manufactures semiconductor products exclusively for its owners under manufacturing agreements at prices estimated to cover the cost of production. AFSW was determined to be a variable interest entity (“VIE”) as the equity at risk was not believed to be sufficient. AFSW depends on its owners for any additional cash. The Company extended $1.7 million and $1.9 million to AFSW to fund their operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018. The Company’s known maximum exposure to loss approximated the carrying value of our investment balance, which included the financing. Potential future losses could be higher than the carrying amount of the Company’s investment, as they are liable, along with the other owner, for other future operating costs or obligations of AFSW. In addition, because Transphorm is currently committed to purchasing our GaN wafers and production-related services, at pre-agreed pricing based upon our second generation products, they may be required to purchase products at a higher cost for its newer generation products. Unfunded commitment to AFSW was $2.0 million and $0.7 million as of September 30, 2019 and December 31, 2018, respectively.
        The Company’ investment activities in AFSW for the nine months ended September 30, 2019 and for the year ended December 31, 2018 are summarized below (in thousands):

	For the Nine Months Ended September 30, 2019	For the Year Ended December 31, 2018
Beginning balance	$(659)	$(98)
Investment	1,696	1,852
Loss	(3,004)	(2,404)
Effect of exchange rate change	(48)	(9)
Ending balance	$(2,015)	$(659)
        Summarized financial information (unaudited) of AFSW for the period indicated are as follows (in thousands):

	September 30, 2019	December 31, 2018
Current assets	$2,864	$4,096
Long-term assets	4,838	4,194
Current liabilities	547	961
Due to controlling owner	16,608	12,031
Due to Transphorm	4,569	2,960
Net deficit	$(14,022)	$(7,662)

	Nine Months Ended September 30,
	2019	2018
Sales	$8,864	$18,815
Gross loss	$(4,002)	$(598)
Net loss	$(6,130)	$(2,419)

Note 8 - Commitments and Contingencies
Operating Leases
        The Company leases office and fabrication space in Goleta and San Jose, California under noncancelable operating lease agreements with terms through 2022. The terms of certain leases provide for escalating rental payments through the term of the lease. The Company recognizes rent expense on a straight-line basis over the lease term and accrues for rent expense incurred but not paid.

        As of September 30, 2019, future minimum operating lease commitments were as follows (in thousands):

Year Ending December 31,	Amount
2019	$177
2020	703
2021	489
2022	163
Total	$1,532
        The Company recorded rent expense, net of rental income, which includes common area maintenance fees in addition to the base rent of $672 thousand for the nine months ended September 30, 2019. Rental income from noncancelable sublease for the nine months ended September 30, 2019 was $136 thousand. As of September 30, 2019, the future minimum rental payments to be received under the noncancelable sublease is $262 thousand through February 2021.
Contingencies
        During the ordinary course of business, the Company may become a party to legal proceedings incidental to its business. The Company accrues contingent liabilities when it is probable that future expenditures will be made and such expenditures can be reasonably estimable. Legal cost is expensed as incurred. The company is not aware of any material legal claims or assessments, although the results of litigation and claims are inherently unpredictable, management believes there was not at least a reasonable possibility that the Company had incurred a material loss with respect to such loss contingencies as of September 30, 2019 and through date of this report.
Indemnification
        The Company from time to time enters into types of contracts that contingently require the Company to indemnify parties against third-party claims.  Historically, the Company has not been required to make payments under these obligations, and no liabilities have been recorded for these obligations in the Company’s condensed consolidated financial statements.

Note 9 - Convertible Preferred Stock
As of September 30, 2019 and December 31, 2018, the Company’s convertible preferred stock consists of the following (in thousands, except share and per share amounts):

September 30, 2019	Authorized Shares	Outstanding Shares	Carrying Value	Par Value per Share	Preference Value
Series 1	12,438,704	12,433,953	$39,658	$0.001	$40,000
Series 2	7,507,699	7,499,996	30,000	$0.001	30,000
Series 3	4,000,000	4,000,000	16,000	$0.001	16,000
Total	23,946,403	23,933,949	$85,658		$86,000

December 31, 2018	Authorized Shares	Outstanding Shares	Carrying Value	Par Value per Share	Preference Value
Series 1	12,438,704	12,433,953	$39,658	$0.001	$40,000
Series 2	7,507,699	7,499,996	30,000	$0.001	30,000
Series 3	4,000,000	4,000,000	16,000	$0.001	16,000
Total	23,946,403	23,933,949	$85,658		$86,000

Series 1 and 2 Preferred Stock
        KKR Phorm Investors L.P. (KKR) purchased 12,433,953 shares of Series 1 preferred stock, par value $0.001 per share, at a per share price of $3.217 for an aggregate purchase price of approximately $40 million. KKR and other investors with a small percentage (~0.02%) purchased 7,499,996 shares of Series 2 preferred stock, par value $0.001 per share, at a per share price of $4.00 for an aggregate purchase price of approximately $30 million.
        Series 3 Preferred Stock
        On March 26, 2018, the Company entered into a stock purchase agreement and related contracts in order to effectuate the issuance of its Series 3 preferred stock to Nexperia. Pursuant to the terms of the stock purchase agreement, Nexperia purchased 4,000,000 shares of Series 3 preferred stock, par value $0.001 per share, at a per share price of $4.00, for an aggregate purchase price of approximately $16 million equating to a total ownership stake of approximately 9.9%. The Company has reserved shares of common stock, par value $0.001 per share, for issuance upon conversion of the Series 3 preferred stock (the conversion shares). The Series 3 preferred stock issued is substantially pari passu with the Company’s Series 1 and Series 2 preferred stock previously issued to KKR with a small percentage (~0.02%) issued to other investors.
        Each share of Series 1, Series 2 and Series 3 preferred stock are convertible at the option of the holder into such number of shares of common stock as is determined by dividing the original issue price (OIP) of the Series 1, Series 2 and Series 3 preferred stock by the conversion price in effect at the time of the conversion. The conversion price of the Series 1, Series 2 and Series 3 preferred stock is subject to adjustment for certain events. Each share of Series 1, Series 2 and Series 3 preferred stock automatically converts into common stock immediately upon the closing of an underwritten public offering of the Company’s common stock in which the aggregate net proceeds are at least $40 million and the offering price per share is not less than 1.5 times the OIP of the Series 1, Series 2 and Series 3 preferred stock (a Qualifying Public Offering).

Noted 10 - Stockholders’ Equity
Common Stock
        At September 30, 2019, the Company has reserved shares of common stock for future issuance as follows:

Conversion of convertible preferred stock	23,946,403
Stock option plans	4,025,218
Common stock warrants	15,461
Total	27,987,082
Common Stock Warrants
        At September 30, 2019, the following warrants to purchase common stock were outstanding:

Number of Shares	Exercise Price	Expiration Date
6,046	$34.740	November 2020
6,046	$34.740	February 2025
3,369	$54.410	February 2025
15,461

Note 11 - Stock Option Plans
        The following table summarizes stock option activity and related information for the nine months ended September 30, 2019:

	Number of Shares Available for Grant	Number of Options Outstanding	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Balance at January 1, 2019	1,648,039	2,377,180	$4.79	7.46	$—
Options granted	(183,109)	183,109	$3.14
Options canceled	106,477	(106,477)	$4.34
Balance at September 30, 2019	1,571,407	2,453,812	$4.69	7.06	$—
Exercisable at September 30, 2019		1,984,257	$4.95	6.85	$—
        The assumptions used to value options granted to employees during nine months ended September 30, 2019 were as follows:

Weighted average expected life (in years)	5.46
Risk-free interest rate	1.56% - 1.94%
Expected volatility	39.4% - 39.8%
Weighted average grant date fair value	$1.09
Dividend yield	—%
        As of September 30, 2019, there was $573 thousand of unrecognized stock-based compensation cost related to stock options granted to employees under the 2007 Plan and the 2015 Plan. The unrecognized compensation cost is expected to be recognized over an estimated weighted average amortization period of 1.34 years.

        The accompanying condensed consolidated statement of operations and comprehensive loss includes stock-based compensation expense as follows (in thousands):

	Nine Months Ended September 30,
	2019	2018
Cost of revenue	$44	$31
Research and development	146	142
Sales and marketing	24	36
General and administrative	221	246
Total	$435	$455

Note 12 - Loss Per Share
        For the nine months ended September 30, 2019, there were 26,403,222 shares, consisting of 23,933,949 convertible preferred stocks, 15,461 stock warrants and 2,453,812 stock options, that were not included in the computation of diluted loss per share because their effect would be anti-dilutive. For the nine months ended September 30, 2018, there were 26,359,893 shares, consisting of 23,933,949 convertible preferred stocks, 26,157 stock warrants and 2,399,787 stock options, that were not included in the computation of diluted loss per share because their effect would be anti-dilutive.

Note 13 - Related Party Transactions
        During the nine months ended September 30, 2019, the Company entered into the following related party transactions:
•Recorded $477 thousand in cost of goods sold for services, incurred expenses of $320 thousand for research and development activities, and incurred $21 thousand for employees and their related benefits seconded from the joint venture with AFSW;
•Sold $216 thousand of products to non-controlling common stockholders of the Company, incurred $21 thousand for employees and their related benefits seconded from a non-controlling common stockholder of the Company and $100 thousand of license maintenance fee from a non-controlling common stockholder; and
•Recorded $16.0 million in unearned revenue for sales, incurred of $50 thousand of license maintenance fee and sold $293 thousand of products to a convertible preferred stockholder of the Company.
        As of September 30, 2019, total accounts receivable from related parties was $4.8 million, consisting of $4.6 million from the joint venture with AFSW, $42 thousand from non-controlling common stockholders of the Company and$187 thousand from a convertible preferred stockholder and noteholder of the Company. As of September 30, 2019, total accounts payable to related parties was $3 thousand to a non-controlling common stockholder of the Company.
        During the nine months ended September 30, 2018, the Company entered into the following related party transactions:
•Recorded $640 thousand in cost of goods sold for services, incurred expenses of $466 thousand for research and development activities, and incurred $138 thousand for employees and their related benefits seconded from the Joint Venture with AFSW;
•Sold $134 thousand of products to non-controlling common stockholders of the Company, incurred $36 thousand for employees and their related benefits seconded to a non-controlling common stockholder of the Company and incurred $200 thousand of license maintenance fee from a non-controlling common stockholder ;
•Sold $27 thousand of products to a noncontrolling common stockholder and noteholder of the Company; and
•Sold $64 thousand of products to a convertible preferred stock holder and noteholder of the company.
        The services provided to the Company were recorded as research and development expenses and the sale of product samples were recorded as an offset to research and development expenses.

Note 14 - Subsequent Events
Nexperia Arrangement
        In October 2019, the Company received remaining $3 million, the last of the three tranches, $9 million in total, in relation to the Gen 3 manufacturing process from Nexperia, and recorded it in deferred revenue. On December 2019, the Company received $2 million development loan maturing March 31, 2021 intended to pre-fund the 1200V technology development (the Tranche B-1 Loan). See Note 2 - Nexperia Arrangement.
Merger Agreement
        On February 12, 2020, Peninsula Acquisition Corporation, Acquisition Sub and Transphorm Technology entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on February 12, 2020, Acquisition Sub merged with and into Transphorm Technology, with Transphorm Technology continuing as the surviving corporation and a wholly-owned subsidiary of Peninsula Acquisition Corporation. The Merger was treated as a recapitalization and reverse acquisition for financial reporting purposes. Transphorm Technology is considered the acquirer for accounting purposes. Immediately after completion of the merger, Peninsula Acquisition Corporation adopted Transphorm Technology’s former company name, Transphorm, Inc. as its company name.
Private Placement
        Following the Merger, the Company sold 5,365,000 shares of common stock pursuant to an initial closing of a private placement offering for up to 12,500,000 shares of common stock at a purchase price of $4.00 per share. The Company may hold one or more subsequent closings at any time prior to February 28, 2020, unless otherwise extended, to sell the remaining shares in the private placement offering. The aggregate gross proceeds from the initial closing of the Offering were $21.46 million (before deducting placement agent fees and expenses of the initial closing of the Offering, which are estimated at $2.43 million).
Yaskawa Letter of Intent
        In February 2020, the Company entered into a letter of intent with Yaskawa that the Company believes will form the basis for a mutually beneficial cooperation agreement between the Company and Yaskawa to be finalized later this year. This letter of intent contemplates the following:
•Yaskawa intends to enter into a long-term cooperation and development agreement with the Company to use our GaN power device products for a variety of industrial power conversion applications, which will initially focus on servo motor drive applications.
•Yaskawa intends to provide at least $4 million to fund the Company’s development activities, with an expected funding start date of May 2020, from which amount Yaskawa intends to provide $1 million in 2020 in connection with ongoing development activities.